UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2023

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, California,  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 11, 2023, EMCORE Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Photonics Foundries, Inc., a Delaware corporation (“PF”), and Ortel LLC a Delaware limited liability company and wholly owned subsidiary of PF (the “Buyer”), pursuant to which the Company agreed to (i) transfer to the Buyer substantially all of the assets and liabilities primarily related to the Company’s Cable TV, wireless, sensing and defense optoelectronics business lines (the “Businesses”), including with respect to employees, contracts, intellectual property and inventory, and (ii) provide a limited license back to the Company of patents being sold to the Buyer (the “Transaction”). The Transaction excludes the Company’s chip business, wafer fabrication facilities and all assets not primarily related to the Businesses.

The signing and closing of the Transaction occurred simultaneously. Within 45 days following closing of the Transaction, the Company will transfer to the Buyer all of the equity interests of EMCORE Hong Kong, Limited, a wholly-owned subsidiary of the Company, which directly owns 100% of the equity interests of each of the Company’s subsidiaries in China.

In connection with the Transaction, the parties entered a transition services agreement pursuant to which the Company will provide certain migration and transition services to facilitate an orderly transaction of the operation of the Businesses to the Buyer in the 12-month period following consummation of the Transaction, and the Company and the Buyer entered into a sublease pursuant to which the Company will sublease to the Buyer one of the Company’s buildings (occupying approximately 12,500 square feet) at its Alhambra, California facility for the 12-month period immediately following the closing of the Transaction without payment of rent. With respect to the Buyer’s assumption of the Company’s manufacturing agreement with its electronics manufacturing services (“EMS”) provider for its Cable TV products, the Company (i) made a payment to the EMS provider in the amount of approximately $0.4 million immediately prior to the closing of the proposed transaction and (ii) provided a guaranty of PF’s and the Buyer’s obligations with respect to payment of certain long-term liabilities that were originally agreed to and set forth in the manufacturing agreement and assigned to PF and the Buyer in the Transaction, in an aggregate amount expected to equal up to approximately $5.5 million, approximately $4.2 million of which will not become payable until January 2026, provided that if such guaranty is exercised by the EMS provider, the Company will have the right to require the Buyer to reassign to the Company all intellectual property assigned to the Buyer in the Transaction and the Company will have the right to recover damages from PF and the Buyer.

The Purchase Agreement contains certain representations, warranties, covenants and indemnification provisions, including for breaches of covenants and for losses resulting from the Company’s liabilities specifically excluded from the Transaction.

The Company has agreed that, for the period commencing on the date of closing of the Transaction until the five-year anniversary thereof, neither the Company nor any of its affiliates will, directly or indirectly, compete with the Businesses, subject to certain limitations. The Company has also agreed that, for a period of five years following the closing of the Transaction, neither EMCORE nor any of its affiliates will, directly or indirectly, solicit to employ or employ any employee transferred to the Buyer as part of the Transaction.

As a result of the proposed transaction, the Company expects its last-time-buy revenues to aggregate approximately $7 million, of which $1.3 million was recognized as revenue through June 30, 2023, and the majority of which relates to the Company’s chip business.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Transaction and is not intended to modify or supplement any factual information about the parties. The terms of the Purchase Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Purchase Agreement. In particular, the assertions embodied in the representations and warranties in the Purchase Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited, qualified or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and in confidential disclosure schedules to the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts and may not describe the actual state of affairs at the date they were made or at any other time. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosures regarding the Purchase Agreement and the Transaction set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures regarding the guaranty set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On October 12, 2023, the Company issued a press release announcing the Transaction. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are based on the Company’s current expectations and projections about future events and financial trends affecting the financial condition of the Company’s business. Such forward-looking statements include, in particular, the anticipated impact of the Transaction on the Company, and the Company’s expected revenue pursuant to last-time-buys.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. The Company cautions that these forward-looking statements relate to future events or its future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of the Company’s business or its industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the risks related to the sale of the Businesses, including without limitation the failure to achieve or fully realize the anticipated benefits of the Transaction, third party costs incurred by the Company related to the Transaction, and risks associated with any liabilities related to the Transaction or assets or businesses retained by the Company in any sale transaction; (b) any disruptions to the Company’s operations as a result of the Transaction and/or other restructuring activities; (c) risks related to costs and expenses incurred in connection with restructuring activities and anticipated operational costs savings arising from the restructuring actions; (d) risks related to the loss of personnel; (e) risks related to customer and vendor relationships and contractual obligations with respect to the Transaction and/or the shutdown of the Company’s Broadband business segment and the discontinuance of its defense optoelectronics product line; (f) risks and uncertainties related to the Company’s current expectations with respect to potential revenues arising from last-time-buys for sales under the Company’s chips business; (g) risks related to the transfer of the manufacturing support and engineering center in China; (h) actions by competitors; (i) risks and uncertainties related to applicable laws and regulations; and (j) other risks and uncertainties discussed under Item 1A - Risk Factors in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as updated by subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of the Company’s experience and perception of historical trends, current conditions, and expected future developments as well as other factors that the Company believes are appropriate under the circumstances. While these statements represent the Company’s judgment on what the future may hold, and the Company believes these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. The Company cautions you not to rely on these statements without also considering the risks and uncertainties associated with these statements and business that are addressed in the Company’s filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Certain information included in this Current Report on Form 8-K may supersede or supplement forward-looking statements in other Exchange Act reports filed with the SEC. The Company does not intend to update any forward-looking statement to conform such statements to actual results or to changes in the Company’s expectations, except as required by applicable law or regulation.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of October 11, 2023 by and among EMCORE Corporation, Photonics Foundries, Inc. and Ortel LLC.
99.1	Press Release dated October 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
October 12, 2023	Title:	Chief Financial Officer